Registration No. 333-_________

As filed with the Securities and Exchange Commission on July 23, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0154352
(State of Incorporation)	(IRS Employer Identification No.)

1525 Pointer Ridge Place
Bowie, MD 20716
(Address of Principal Executive Offices and Zip Code)

Old Line Bancshares, Inc. 2010 Equity Incentive Plan
(Full title of the plan)

Copies to:
James W. Cornelsen, President and	Frank C. Bonaventure, Jr., Esquire
Chief Executive Officer	Ober, Kaler, Grimes & Shriver
Old Line Bancshares, Inc.	120 E. Baltimore Street
1525 Pointer Ridge Place	Baltimore, Maryland 21202
Bowie, MD 20716	(410) 347-7305
(301) 645-0333
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, $0.01 par value	550,000 shares	$7.515	$4,133,250	$294.70
(1)             Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Equity Incentive Plan to which this Registration Statement relates pursuant to Rule 416(a).

(2)             In addition to the shares being registered by this registration statement, pursuant to Rule 429 under the Securities Act of 1933 this registration statement also relates to shares of Common Stock issuable pursuant to the Registrant’s 2004 Equity Incentive Plan (but which are not issued pursuant to awards under such plan) for which a Registration Statement on Form S-8, File No. 333-116845, is currently effective.  A registration fee of $317.00 was paid registering 300,000 shares of Common Stock (after taking into account the Registrant’s stock split in the form of a 20% stock dividend effective March 24, 2005).  Pursuant to Rule 429 under the Securities Act of 1933, such 300,000 shares are being carried forward pursuant to this registration statement.

(3)             Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on July 21, 2010 on the Nasdaq Capital Market which date is within 5 business days prior to the date of the filing of this Registration Statement, in accordance with Rules 457(h) and 457(c).

(4)             Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

The following documents filed or to be filed by Old Line Bancshares, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 26, 2010.

(b)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on May 7, 2010.

(c)           The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2010, January 28, 2010, February 2, 2010, June 2, 2010 and June 24, 2010.

(d)           The description of the Registrant’s common stock contained in its Registration Statement on Form 10-SB originally filed on July 16, 2003 and amended on August 25, 2003 and September 11, 2003.

All documents filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document.  Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s charter, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation.  The statute also provides for indemnification of directors and officers by court order.

The Registrant’s Articles of Amendment and Restatement (the “Charter”) provide for indemnification and the advancement of expenses for any person who is serving or has served as a director or officer of the Registrant to the fullest extent permitted under the Maryland General Corporation Law.

The rights of indemnification provided in the Registrant’s Charter are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of stockholders or disinterested directors or otherwise.

The Registrant maintains officers’ and directors’ liability insurance in the amount of $6 million.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  List of Exhibits

The following exhibits are filed with or incorporated by reference in this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	Old Line Bancshares, Inc. 2010 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.2	Form of Restricted Stock Agreement (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.3	Form of Non-Qualified Stock Option Grant Agreement (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.4	Form of Incentive Stock Option Grant Agreement (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.5
Articles of Amendment and Restatement of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

4.6	Articles of Amendment of Old Line Bancshares, Inc. (incorporated by reference to Exhibit 3.1.1 of the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006).

4.7
Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Rowles & Company, LLP.

24.1	Power of Attorney (including on signature page).

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bowie, State of Maryland, on July 22, 2010.

OLD LINE BANCSHARES, INC.

By:	/s/ James W. Cornelson
James W. Cornelsen,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Cornelsen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.  This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/James W. Cornelsen	Director, President and
James W. Cornelsen	Chief Executive Officer	July 22, 2010
(Principal Executive Officer)

Senior Vice President,
/s/Christine M. Rush	Chief Financial Officer	July 22, 2010
Christine M. Rush	and Secretary (Principal Accounting
and Financial Officer)

/s/Charles A. Bongar, Jr.	Director	July 22, 2010
Charles A. Bongar, Jr.

/s/Craig E. Clark	Director and
Craig E. Clark	Chairman of the Board	July 22, 2010

/s/John P. Davey	Director	July 22, 2010
John P. Davey

/s/Daniel W. Deming	Director	July 22, 2010
Daniel W. Deming

/s/James F. Dent	Director	July 22, 2010
James F. Dent

/s/Nancy L. Gasparovic	Director	July 22, 2010
Nancy L. Gasparovic

	Director	July __, 2010
Frank Lucente, Jr.

/s/Gail D. Manuel	Director	July 22, 2010
Gail D. Manuel

/s/John D. Mitchell	Director	July 22, 2010
John D. Mitchell

/s/Gregory S. Proctor, Sr.	Director	July 22, 2010
Gregory S. Proctor, Sr.

/s/Suhas R. Shah	Director	July 22, 2010
Suhas R. Shah

/s/John M. Suit, II	Director	July 22, 2010
John M. Suit, II

EXHIBIT INDEX

4.1
Old Line Bancshares, Inc. 2010 Equity Incentive Plan (incorporated by reference to Appendix A to Old Line Bancshares, Inc.’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.2	Form of Restricted Stock Agreement (incorporated by reference to Appendix A to the Old Line Bancshares, Inc.’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.3	Form of Non-Qualified Stock Option Grant Agreement (incorporated by reference to Appendix A to Old Line Bancshares, Inc.’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010).

4.4	Form of Incentive Stock Option Grant Agreement (incorporated by reference to Appendix A to Old Line Bancshares, Inc.’s Proxy Statement on Schedule 14A filed with the Commission on April 19, 2010)

4.5
Articles of Amendment and Restatement of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 of Old Line Bancshares, Inc.’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

4.6	Articles of Amendment of Old Line Bancshares, Inc. (incorporated by reference to Exhibit 3.1.1 of Old Line Bancshares, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006).

4.7
Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated by reference to Exhibit 3.2 of Old Line Bancshares, Inc.’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Rowles & Company, LLP.

24.1	Power of Attorney (including on signature page).